Exhibit 99

NextEra Energy Partners, LP
Media Line: (561) 694-4442
Oct. 28, 2015

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports third-quarter 2015 financial results

•	Remains on track to meet distribution per unit expectations for the full year

•	Increases quarterly distribution to $0.27 per common unit

•	Plans to pursue at-the-market equity issuance program

•	NextEra Energy, Inc. authorizes program to purchase up to $150 million of outstanding common units

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported 2015 third-quarter net income attributable to NextEra Energy Partners of $1 million. NextEra Energy Partners also reported 2015 third-quarter adjusted EBITDA of $99 million. For the third quarter of 2015, cash available for distribution (CAFD) was $15 million.

NextEra Energy Partners’ management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, for analysis of performance and for reporting of results to the board of directors of its general partner. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

“Although the quarter’s results were slightly below our expectations because of weak wind resource, NextEra Energy Partners’ portfolio performed well and remains on track to achieve the distribution per unit expectations that we have shared by the end of the year,” said Jim Robo, chairman and chief executive officer. “We recently completed the acquisitions of seven natural gas pipelines in Texas and the Jericho wind project in Canada. The partnership’s sponsor, NextEra Energy Resources, continues to expand its development pipeline of contracted assets, which gives NextEra Energy Partners even greater visibility into its long-term growth potential. I also am pleased to announce that the board of directors of our general partner has approved putting in place an up to $150 million at-the-market equity issuance or ‘dribble’ program, which gives the partnership the flexibility to issue new units when the price supports new issuance. In addition, NextEra Energy has authorized a program to purchase, from time to time, up to $150 million of NextEra Energy Partners’ outstanding common units, which gives NextEra Energy the ability to demonstrate its commitment to the partnership by purchasing units when they are undervalued. We continue to view NextEra Energy Partners as a best-in-class YieldCo.”

Increases quarterly distribution
The board of directors of the general partner of NextEra Energy Partners declared a quarterly distribution of $0.27 per common unit (corresponding to an annualized rate of $1.08 per common unit) to the unitholders of NextEra Energy Partners. The distribution increased $0.14 per common unit on an annualized basis from the second quarter of 2015. The distribution will be payable on Nov. 13, 2015, to unitholders of record as of Nov. 5, 2015.

NextEra Energy Partners plans to put in place an at-the-market equity issuance program and NextEra Energy authorizes a common unit purchase program
NextEra Energy Partners plans to put in place an up to $150 million at-the-market equity issuance or “dribble” program. In addition, NextEra Energy Partners has been advised that NextEra Energy has authorized a program to purchase, from time to time, subject to market conditions and other considerations, up to $150 million of NextEra Energy Partners’ outstanding common units. The common unit purchase program will not require NextEra Energy to acquire any specific number of common units and may be modified or terminated by NextEra Energy at any time.

Outlook
For the full year 2015, NextEra Energy Partners continues to expect the portfolio to grow to support a distribution level at an annualized rate of $1.23 per unit by the end of 2015. After 2015, the partnership expects 12 to 15 percent per year growth in limited partner distributions through 2020.

NextEra Energy Partners’ 2015 expectations remain unchanged for adjusted EBITDA of $400 million to $440 million and CAFD of $100 million to $120 million. NextEra Energy Partners’ Dec. 31, 2015, run rate expectations for adjusted EBITDA of $540 million to $580 million and CAFD of $190 million to $220 million reflect calendar year 2016 expectations for the portfolio at year-end Dec. 31, 2015. The Dec. 31, 2016, run rate expectations for adjusted EBITDA of $640 million to $760 million and CAFD of $210 million to $290 million reflect calendar year 2017 expectations for the forecasted portfolio at year-end Dec. 31, 2016. These expectations are net of expected IDR fees, as these fees are expected to be treated as an operating expense.

Adjusted EBITDA and CAFD expectations assume, among other things, normal weather and operating conditions, public policy support for wind and solar development and construction, market demand and transmission expansion support for wind and solar development and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with generally accepted accounting principles. The adjusted EBITDA and CAFD run rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners did not prepare estimates of the effect of the acquisitions on certain GAAP line items that would be necessary to provide a forward-looking estimate of GAAP net income, and the information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

As previously announced, NextEra Energy Partners’ third-quarter conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the third-quarter financial results for NextEra Energy, Inc. (NYSE: NEE). The webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/Earnings. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/Earnings, beginning at 7:30 a.m. today. A replay will be available by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE) to acquire, manage and own contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Fla., NextEra Energy Partners owns interests in wind and solar projects in North America, as well as natural gas infrastructure assets in Texas. The renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. The seven natural gas pipelines in the portfolio are all strategically located, serving power producers and municipalities in South Texas, processing plants and producers in the Eagle Ford Shale, and residential, commercial and industrial customers in the Houston area. The NET Mexico Pipeline, the largest pipeline in the portfolio, provides a critical source of natural gas transportation for low-cost, U.S.-sourced shale gas to Mexico. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning cash available for distributions expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects may not perform as expected; NEP’s ability to make cash distributions to its unitholders is affected by wind and solar conditions at its projects; operation and maintenance of energy projects involve significant risks that could result in unplanned power outages or reduced output; the wind turbines at some of NEP’s projects and at some of NextEra Energy Resources, LLC’s (NEER) right of first offer projects (ROFO Projects) are not generating the amount of energy estimated by their manufacturers’ original power curves, and the manufacturers may not be able to restore energy capacity at the affected turbines; NEP depends on certain of the projects in its portfolio for a substantial portion of its anticipated cash flows; terrorist or similar attacks could impact NEP’s projects or surrounding areas and adversely affect its business; NEP’s energy production may be substantially below its expectations if a natural disaster or meteorological conditions damage its turbines, solar panels, other equipment or facilities; NEP is not able to insure against all potential risks and it may become subject to higher insurance premiums; warranties provided by the suppliers of equipment for NEP’s projects may be limited by the ability of a supplier to satisfy its warranty obligations or if the term of the warranty has expired or liability limits, which could reduce or void the warranty protections, or the warranties may be insufficient to compensate NEP’s losses; supplier concentration at certain of NEP’s projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its projects and, if these facilities become unavailable, NEP’s projects may not be able to operate or deliver energy; NEP’s business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations; NEP’s projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; NEP’s partnership agreement restricts the voting rights of unitholders owning 20% or more of its common units, and under certain circumstances this could be reduced to 10%; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP’s rights or the BLM suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including future proceedings related to projects it subsequently acquires; the Summerhaven, Conestogo and Bluewater projects are subject to Canadian domestic content requirements under their Feed-in-Tariff (FIT) contracts; NEP’s cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of energy sale counterparties and NEP is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated agreements, such as its power purchase agreements (PPAs), Renewable Energy Standard Offer Program (RESOP) Contracts and FIT Contracts, at favorable rates or on a long-term basis; if the energy production by or availability of NEP’s U.S. projects is less than expected, they may not be able to satisfy minimum production or availability obligations under NEP's U.S. project entities’ PPAs; NEP’s growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners, LP’s (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit its ability to grow and make acquisitions; lower prices for other fuel sources reduce the demand for wind and solar energy; government regulations providing incentives and subsidies for clean energy could change at any time and such changes may negatively impact NEP’s growth strategy; NEP’s growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; NEP's ability to consummate future acquisitions will depend on NEP's ability to finance those acquisitions; acquisitions of existing clean energy projects involve numerous risks; renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may acquire other sources of clean energy, including natural gas and nuclear projects, and may expand to include other types of assets including transmission projects, and any future acquisition of non-renewable energy projects, including transmission projects, may present unforeseen challenges and result in a competitive disadvantage relative to NEP’s more-established competitors. A failure to successfully integrate such acquisitions with NEP’s then-existing projects as a result of unforeseen operational difficulties or otherwise, could have a material adverse effect on NEP's business, financial condition, results of operations and ability to grow its business and make cash distributions to its unitholders; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers (IPPs), pension funds and private equity funds for opportunities in North America; restrictions in NEP OpCo's subsidiaries’ revolving credit facility could adversely affect NEP’s business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP’s subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP’s subsidiaries’ substantial amount of indebtedness may adversely affect NEP’s ability to operate its business and its failure to comply with the terms of its subsidiaries’ indebtedness could have a material adverse effect on NEP’s financial condition; currency exchange rate fluctuations may affect NEP’s operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEP’s failure to remediate a material weakness in internal controls, and to maintain effective internal controls in the future, could have a material adverse effect on its business; NEE exercises substantial influence over NEP and NEP is highly dependent on NEE and its affiliates; NEP is highly dependent on credit support from NEE and its affiliates; NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NEER or one of its affiliates is permitted to borrow funds received by NEP’s subsidiaries, including NEP OpCo, as partial consideration for its obligation to provide credit support to NEP, and NEER will use these funds for its own account without paying additional consideration to NEP and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo; NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return a portion of these funds; NEP may not be able to consummate future acquisitions from NEER; NextEra Energy Partners GP, Inc. (NEP GP), NEP’s general partner, and its affiliates, including NEE, have conflicts of interest with NEP and limited duties to NEP and its unitholders and they may favor their own interests to the detriment of NEP and holders of NEP’s common units; NEE and other affiliates of NEP GP are not restricted in their ability to compete with NEP; NEP may be unable to terminate the management services agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NEP GP (Management Services Agreement); if NEE Management terminates the Management Services Agreement, NEER terminates the management services subcontract between NEE Management and NEER (Management Sub-Contract) or either of them defaults in the performance of its obligations thereunder, NEP may be unable to contract with a substitute service provider on similar terms, or at all; NEP's arrangements with NEE limit NEE’s liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; the credit and risk profile of NEP GP and its owner, NEE, could adversely affect any NEP credit ratings and risk profile, which could increase NEP’s borrowing costs or hinder NEP’s ability to raise capital; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee (as defined in the Management Services Agreement) payable to NEE Management under the Management Services Agreement; holders of NEP’s common units have limited voting rights and are not entitled to elect its general partner or its general partner’s directors; NEP’s partnership agreement restricts the remedies available to holders of NEP’s common units for actions taken by its general partner that might otherwise constitute breaches of fiduciary duties; NEP’s partnership agreement replaces NEP GP’s fiduciary duties to holders of NEP’s common units with contractual standards governing its duties; even if holders of NEP's common units are dissatisfied, they cannot initially remove NEP GP, as NEP's general partner, without NEE's consent; NEP GP’s interest in NEP and the control of NEP GP may be transferred to a third party without unitholder consent; the IDR fee may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP’s behalf will reduce cash distributions to or from NEP OpCo and from NEP to NEP's unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; discretion in establishing cash reserves by NextEra Energy Operating Partners GP, LLC (NEE Operating GP), the general partner of NEP OpCo, may reduce the amount of cash distributions to NEP’s unitholders; while NEP’s partnership agreement requires NEP to distribute its available cash, NEP’s partnership agreement, including provisions requiring NEP to make cash distributions, may be amended; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP’s business; increases in interest rates could adversely impact the price of NEP's common units, NEP’s ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the price of NEP’s common units may fluctuate significantly and unitholders could lose all or part of their investment and a market that will provide unitholders with adequate liquidity may not develop; the liability of holders of NEP’s common units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP’s business; unitholders may have liability to repay distributions that were wrongfully distributed to them; except in limited circumstances, NEP GP has the power and authority to conduct NEP’s business without unitholder approval; contracts between NEP, on the one hand, and NEP GP and its affiliates, on the other hand, will not be the result of arm's-length negotiations; unitholders have no right to enforce the obligations of NEP GP and its affiliates under agreements with NEP; NEP GP decides whether to retain separate counsel, accountants or others to perform services for NEP; the New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP’s future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP’s tax positions; NEP’s ability to utilize NOLs to offset future income may be limited; NEP will not have complete control over NEP’s tax decisions; a valuation allowance may be required for NEP’s deferred tax assets; distributions to unitholders may be taxable as dividends; NEP may fail to realize the growth prospects anticipated as a result of the NET Midstream acquisition; uncertainties associated with the NET Midstream acquisition may cause a loss of management personnel and other key employees that could adversely affect NEP’s future business, operations and financial results following the NET Midstream acquisition; as a result of the NET Midstream acquisition, the scope and size of NEP’s operations and business will substantially change and NEP cannot provide assurance that NEP’s expansion into the midstream natural gas industry will be successful; NET Midstream depends on a key customer for a significant portion of its revenues, the loss of such customer could result in a decline in NEP’s revenues and cash available to make distributions to NEP’s unitholders; NEP may be unable to secure renewals of long-term natural gas transportation agreements, which could expose its revenues to increased volatility; NEP may not succeed in realizing the anticipated benefits of NET Mexico’s pipeline joint venture with a subsidiary of PEMEX; With the NET Midstream acquisition, for the first time NEP is pursuing the development of pipeline expansion projects that will require up-front capital expenditures and expose NEP to project development risks; NEP’s ability to maximize the productivity of the NET Midstream business and to complete potential pipeline expansion projects will be dependent on the continued availability of natural gas production in NET Midstream’s areas of operation; NET Midstream does not own all of the land on which the NET Midstream pipelines are located, which could disrupt its operations; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP’s business; if third-party pipelines and other facilities interconnected to the NET Midstream pipelines become partially or fully unavailable to transport natural gas, NEP’s revenues and cash available for distribution to unitholders could be adversely affected; a change in the jurisdictional characterization of some of the NET Midstream assets, or a change in law or regulatory policy, could result in increased regulation of these assets; NEP may incur significant costs and liabilities as a result of pipeline integrity management program testing and any necessary pipeline repair or preventative or remedial measures; NET Midstream’s pipeline operations could incur significant costs if the Pipeline and Hazardous Materials Safety Administration or the Railroad Commission of Texas adopts more stringent regulations governing NEP’s business; NEP could be exposed to liabilities under the U.S. Foreign Corrupt Practices Act and other anti-corruption laws (including non-U.S. laws); PEMEX may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and NET Midstream’s ability to sue or recover from PEMEX for breach of contract may be limited; The Federal Energy Regulatory Commission is investigating certain commodities trading activities by an employee of NET Midstream; natural gas operations are subject to numerous environmental laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans, or expose NEP to liabilities; reductions in demand for natural gas in the United States or Mexico and low market prices of commodities could adversely affect NET Midstream’s operations and cash flows; natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect NET Midstream’s operations; the assumptions underlying NEP’s projections of future revenues from the NET Midstream acquisition are inherently uncertain and are subject to significant business, economic, financial, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those forecasted. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2014 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014(a)	2015	2014(a)
OPERATING REVENUES	$103	$97	$297	$267
OPERATING EXPENSES
Operations and maintenance	22	18	64	53
Depreciation and amortization	31	24	90	67
Transmission	1	1	2	2
Taxes other than income taxes and other	3	2	10	5
Total operating expenses	57	45	166	127
OPERATING INCOME	46	52	131	140
OTHER INCOME (DEDUCTIONS)
Interest expense	(28)	(28)	(79)	(73)
Benefits associated with differential membership interests - net	3	—	10	—
Equity in earnings of equity method investees	—	—	(1)	(1)
Other - net	(4)	—	(4)	—
Total other deductions - net	(29)	(28)	(74)	(74)
INCOME BEFORE INCOME TAXES	17	24	57	66
INCOME TAXES	3	1	11	14
NET INCOME	14	23	46	52
Less net income prior to initial public offering for NEP's initial portfolio	—	—	—	28
Less net income attributable to noncontrolling interest(b)	13	20	40	21
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$1	$3	$6	$3

Weighted average number of common units outstanding - basic and assuming dilution	22.6	18.7	20.5	18.7
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.05	$0.17	$0.28	$0.17
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(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the 2015 acquisitions prior to their respective acquisition dates.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the 2015 acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Net Income	$14	$46
Add back:
Depreciation and amortization	31	90
Interest expense	28	79
Income taxes	3	11
Tax credits	21	62
Benefits associated with differential membership interests	(3)	(10)
Adjustment for pre-acquisition financial results(a)	—	(15)
NET Midstream transaction costs	5	5
Other	—	2
Adjusted EBITDA	$99	$270
Tax credits	(20)	(60)
Pre-funding of major maintenance	—	(2)
Maintenance capital expenditures(b)	—	(2)
Other - net	(1)	2
Cash available for distribution before debt service payments	$78	$208
Cash interest paid	(35)	(83)
Debt repayment	(28)	(73)
Cash available for distribution	$15	$52
__________________________

(a)	Elimination of the historical financial results of the 2015 acquisitions prior to their respective acquisition dates.

(b)	Includes capital expenditures to maintain the existing capacity of the assets. Excludes capital expenditures associated with new development activities that have been funded by NEER.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	September 30, 2015	December 31, 2014(a)
ASSETS
Current assets:
Cash and cash equivalents	$696	$103
Accounts receivable	48	32
Due from related parties	34	219
Restricted cash ($13 and $55 related to VIEs, respectively)	16	82
Prepaid expenses	4	4
Other current assets	13	10
Total current assets	811	450
Non-current assets:
Property, plant and equipment - net ($707 and $722 related to VIEs, respectively)	3,145	3,276
Construction work in progress	2	9
Deferred income taxes	151	144
Investments in equity method investees - VIEs	18	19
Other non-current assets	90	90
Total non-current assets	3,406	3,538
TOTAL ASSETS	$4,217	$3,988
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$17	$119
Short-term debt	12	—
Due to related parties	14	37
Current maturities of long-term debt	86	86
Accrued interest	13	23
Other current liabilities	27	21
Total current liabilities	169	286
Non-current liabilities:
Long-term debt	1,824	1,847
Deferral related to differential membership interests - VIEs	419	428
Accumulated deferred income taxes	52	75
Asset retirement obligation	29	28
Non-current due to related party	18	19
Other non-current liabilities	25	25
Total non-current liabilities	2,367	2,422
TOTAL LIABILITIES	2,536	2,708
COMMITMENTS AND CONTINGENCIES
EQUITY
Limited partners (common units issued and outstanding - 29.7 and 18.7, respectively)	897	551
Accumulated other comprehensive loss	(7)	(3)
Noncontrolling interest	791	732
TOTAL EQUITY	1,681	1,280
TOTAL LIABILITIES AND EQUITY	$4,217	$3,988
____________________

(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the 2015 acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Nine Months Ended September 30,
	2015	2014(a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$46	$52
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90	67
Amortization of deferred financing costs	4	5
Deferred income taxes	9	13
Benefits associated with differential membership interests - net	(10)	—
Other - net	—	4
Changes in operating assets and liabilities:
Accounts receivable	(6)	(17)
Prepaid expenses and other current assets	(4)	—
Other non-current assets	(2)	(1)
Accounts payable and accrued expenses	(2)	(1)
Due to related parties	(3)	2
Other current liabilities	(2)	9
Other non-current liabilities	(3)	1
Net cash provided by operating activities	117	134
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(85)	(183)
Proceeds from convertible investment tax credits	—	306
Acquisitions of projects	(716)	(288)
Changes in restricted cash	66	(4)
Payments from (to) related parties under CSCS agreement - net	182	(146)
Net cash used in investing activities	(553)	(315)
CASH FLOWS FROM FINANCING ACTIVITIES
Partners/Members' contributions	63	448
Partners/Members' distributions	(88)	(253)
Payments to differential membership investors	(2)	—
Proceeds from short-term debt	325	—
Repayments of short-term debt	(313)	—
Change in amounts due to related party	(20)	—
Proceeds from issuance of NEP OpCo common units to noncontrolling interest	702	—
Issuances of long-term debt	234	15
Deferred financing costs	(4)	(1)
Retirements of long-term debt	(190)	(375)
Proceeds from differential membership interest	5	—
Proceeds from issuance of common units, net	319	438
Net cash provided by financing activities	1,031	272
Effect of exchange rate changes on cash	(2)	(2)
NET INCREASE IN CASH AND CASH EQUIVALENTS	593	89
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	103	32
CASH AND CASH EQUIVALENTS - END OF PERIOD	$696	$121
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(a)	Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the 2015 acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Expected Income Before Income Taxes to Expected Adjusted EBITDA and Cash Available
for Distribution
(millions)

Year ending December 31, 2015
Income Before Income Taxes	$85 - $90
Less financial results of entities under common control prior to their respective acquisition dates	(65 - 75)
Add back:
Depreciation and amortization	140 - 150
Interest expense and certain differential membership costs	110 - 130
Production tax credits, investment tax credits, CITC - pretax	85 - 95
NET Midstream transaction costs	10 -15
Other	20 - 40
Adjusted EBITDA	$400 - $440
Debt service	(190 - 220)
Production tax credits, investment tax credits, CITC - pretax	(55 - 65)
Maintenance capital expenditures(a)	(5 - 15)
Other	(20 - 30)
Cash available for distribution	$100 - $120
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(a)	Includes capital expenditures to maintain the existing capacity of the assets. Excludes capital expenditures associated with new development activities that have been funded by NEER.